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                                                                     Exhibit 4.1


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                               ALLEN TELECOM INC.
                                   AS BORROWER


                            THE LENDERS NAMED HEREIN
                                   AS LENDERS


                               BANK ONE, MICHIGAN
                             AS DOCUMENTATION AGENT


                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                                  AS A LENDER,
                THE SWING LINE LENDER, A LETTER OF CREDIT ISSUER
 AND AS THE SYNDICATION AGENT, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT


                              ---------------------

                                 AMENDMENT NO. 4
                                   DATED AS OF
                                  JUNE __, 2001
                                       TO
                                CREDIT AGREEMENT
                                   DATED AS OF
                                DECEMBER 31, 1998
                              ---------------------




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                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of June __, 2001
("THIS AMENDMENT"), among the following:

         (i) ALLEN TELECOM INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER");

         (ii)  the Lenders party hereto;

         (iii) BANK ONE, MICHIGAN (which is the successor to NBD Bank) as a
Lender and as Documentation Agent (the "DOCUMENTATION AGENT"); and

         (iv) KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender, the Swing Line Lender, the Letter of Credit Issuer, and as the Syndication Agent, the Administrative Agent and the Collateral Agent under the
Credit Agreement:

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders named therein, the Swing Line Lender, the
Letter of Credit Issuers, the Documentation Agent, the Syndication Agent and the
Administrative Agent entered into the Credit Agreement, dated as of December 31, 1998, as amended by Amendment No. 1 thereto, dated as of July 30, 1999, Amendment No. 2 thereto, dated as of April 19, 2000, and Amendment No. 3 thereto, dated as of November 15, 2000 (as so amended, the "CREDIT AGREEMENT";
with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to change certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.   AMENDMENTS, ETC.

         1.1. AMENDMENT TO DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of "LETTER OF CREDIT ISSUER" therefrom and to insert in place thereof the following:

                  "LETTER OF CREDIT ISSUER" shall mean (i) with respect of each Existing Letter of Credit and any subsequent Letter of Credit issued in renewal or replacement thereof, the Lender that has issued such Existing Letter of Credit as of the Effective Date or any other
           Lender that is approved by the Borrower, the Administrative Agent and the Required Lenders, and (ii) with respect to any other Letter of Credit, KeyBank or any other Lender (or any subsidiary or affiliate of such Lender designated by such Lender) that is requested, and agrees, to so act by the Borrower and is approved by the Administrative Agent and the Required Lenders.

         1.2. EXISTING BOND LETTERS OF CREDIT. The Borrower, the Administrative
Agent and each of the Lenders hereby agree that, LaSalle Bank National
Association shall replace Dresdner Bank AG as the Bond Letter of Credit Issuer with respect to each Existing Bond Letter of Credit. In connection therewith, the Borrower shall execute and deliver to Dresdner Bank AG and LaSalle Bank
National

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Association such applications, amendments or other documents, instruments or agreements as Dresdner Bank AG and LaSalle Bank National Association may deem necessary or appropriate. Such change shall be effective, and shall only be effective, upon execution and delivery of the foregoing documents.

         1.3. CERTAIN OTHER LETTERS OF CREDIT. Effective as of the date of this
Amendment, the Borrower, the Administrative Agent and each of the Lenders hereby agree that, Bank One, Michigan (or any subsidiary or affiliate designated by Bank One, Michigan) may be a Letter of Credit Issuer with respect to such Letters of Credit as the Borrower may request to provide credit enhancement or support for the financing requirements of the operation of Borrower and its Subsidiaries in China.

         2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders, the Swing Line Lender, the Letter of Credit Issuer, the Documentation Agent, the Administrative Agent and the Collateral Agent as follows:

         2.1. AUTHORIZATION AND VALIDITY OF AMENDMENT, ETC. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit
Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. NO EVENT OF DEFAULT. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party; and without limitation of the foregoing, each Subsidiary of the Borrower which, as of the date hereof, is required to be a Subsidiary Guarantor, has on or prior to the date hereof become a Subsidiary Guarantor under the Subsidiary Guaranty.

         3.   RATIFICATIONS.


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         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         4.   BINDING EFFECT.

         This Amendment shall become effective as of June __, 2001(the
"EFFECTIVE DATE"), so long as on or before such date this Amendment shall have been executed by the Borrower, the Required Lenders and the Administrative
Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent. On and after the Effective Date, this Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.
After this Amendment becomes effective, the Administrative Agent shall promptly furnish a copy of this Amendment to each Lender and the Borrower.

         5.   MISCELLANEOUS.

         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

         5.4. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.5. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

         5.6. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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         5.7. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this
Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         5.8. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                 [Remainder of page intentionally left blank.]


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         5.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT
DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO
HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER
PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT,
IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


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

  ALLEN TELECOM INC.                                         KEYBANK NATIONAL ASSOCIATION,
                                                             individually as the Swing Line Lender,
  By:                                                        a  Lender, a Letter of Credit Issuer,
     -------------------------------                         and as the Syndication Agent and
  Name:                                                      the Administrative Agent
       -----------------------------
  Title:
        ----------------------------
                                                             By:
                                                                ------------------------------------
                                                                Lawrence A. Mack, Senior Vice President

  BANK ONE, MICHIGAN                                         FIRSTAR BANK, NATIONAL ASSOCIATION (formerly Star
     (formerly  NBD Bank),                                   Bank, National Association)
         individually as a Lender and
         as Documentation Agent                              By:
                                                                -------------------------------
                                                             Name:
                                                                  -----------------------------
  By:                                                        Title:
     -------------------------------                               ----------------------------
  Name
       -----------------------------
  Title:
        ----------------------------

  FIFTH THIRD BANK, NORTHEASTERN OHIO                        LaSALLE  BANK NATIONAL ASSOCIATION
                                                                (formerly LaSalle National Bank)
  By:
     -------------------------------
  Name:                                                      By:
       -----------------------------                            -------------------------------
  Title:                                                     Name:
        ------------------------------                            -----------------------------
                                                             Title
                                                                   ----------------------------